Exhibit 99.1

Affiliates of Z Capital Partners Enter into Definitive Agreement to Acquire Affinity Gaming

All-Cash Transaction Values Affinity Gaming at Approximately $580 Million

NEW YORK, August 23, 2016 — Z Capital Partners, L.L.C. (“Z Capital”), the private equity management arm of Z Capital Group, L.L.C., a leading global alternative investment manager focused on opportunistic, value-oriented private equity and credit funds, and Affinity Gaming (“Affinity”), a diversified casino gaming operator, today announced that affiliates of Z Capital and Affinity have entered into a definitive agreement for such affiliates of Z Capital to acquire Affinity in an all-cash transaction that values Affinity at approximately $580 million.

Under the terms of the agreement, Z Capital and its affiliates, which currently own approximately 41 percent of Affinity’s outstanding shares, will purchase Affinity’s remaining outstanding shares for $17.35 per share in cash. Z Capital has received a debt financing commitment in the amount of $465 million from Citizens Bank, N.A.

“We are pleased to enter into the agreement to purchase Affinity and transition from the largest shareholder to sole controlling shareholder,” said James Zenni, President and Chief Executive Officer of Z Capital and a member of the Affinity Board of Directors since 2014. “Affinity brings a compelling offer to consumers by providing high quality entertainment at affordable prices in attractive markets, and I am confident that Z Capital is uniquely positioned to grow the business for years to come. We look forward to leveraging our broad expertise across the hospitality, restaurant, retail and consumer sectors to help Affinity continue to expand, while driving profitability through operating improvements and enhanced efficiencies.”

Affinity’s Board of Directors (the “Board”) formed a special committee of independent directors (the “Special Committee”) after receiving a nonbinding proposal from Z Capital in which Z Capital proposed to acquire all of the outstanding shares of Affinity that are not already owned by Z Capital and its affiliates for $15.00 per share in cash. The Special Committee was authorized to review Z Capital’s proposal, as well as other proposals or strategic alternatives that may be available to the Company. On August 9, 2016, Z Capital increased its proposal from $15.00 to $17.35 per share in cash. After evaluating the new proposal and its material terms, the Special Committee concluded that the transaction with Z Capital is advisable, fair to and in the best interests of Affinity and its stockholders (other than Z Capital and its affiliates). The Board, acting upon the recommendation of the Special Committee, approved the transaction and has recommended that the Company’s stockholders vote to approve the transaction.

“I am pleased to announce this agreement, as it delivers significant value to Affinity’s shareholders,” said David Reganato, Chairman of the Board and the Special Committee. “Today’s announcement is the result of a comprehensive process in which the Special Committee, with the assistance of its outside advisors, carefully considered strategic alternatives for our shareholders. In connection with this process, affiliates of Z Capital made a definitive offer to acquire Affinity.”

Founded in 2010 and headquartered in Las Vegas, Nevada, Affinity offers accessible, value-oriented casino entertainment in a welcoming and casual atmosphere. It currently has 11 locations in key markets across Nevada, Colorado, Missouri and Iowa.

The transaction is expected to close in the first quarter of 2017, subject to the approval by Affinity shareholders, regulatory approvals, including by gaming regulators in the four states in which Affinity is licensed, expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, and other customary closing conditions. As of August 22, 2016, shareholders representing approximately 69% of Affinity’s outstanding shares have entered into voting agreements in support of the transaction.

Sidley Austin LLP served as Z Capital’s legal advisor. Deutsche Bank Securities Inc. as acted as the Special Committee’s financial advisor and Morrison & Foerster LLP served as its legal advisor.

About Z Capital Partners

Z Capital Partners, L.L.C. is the private equity management arm of Z Capital Group, L.L.C, a leading global alternative investment manager with approximately $2.2 billion of regulatory assets under management with offices in New York, NY; Lake Forest, IL; and Zurich, Switzerland. Z Capital Group manages opportunistic, value-oriented private equity and credit funds. Its investors include prominent global sovereign wealth funds, endowments, pension funds, insurance companies, foundations, family offices, and other institutions in North America, Europe, Asia, Africa and the Middle East. For more information, please visit www.zcapgroup.net.

About Affinity Gaming

Affinity Gaming is a diversified casino gaming company headquartered in Las Vegas, Nevada. The Company’s casino operations consist of 11 casinos, five of which are located in Nevada, three in Colorado, two in Missouri and one in Iowa. For more information about Affinity Gaming, please visit its website: www.affinitygaming.com.

Contact

Z Capital

Jonathan Keehner / Aura Reinhard

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Affinity Gaming

Walter Bogumil

Chief Financial Officer, Affinity Gaming

(702) 341-2400

wbogumil@affinitygaming.com

Joseph Jaffoni, Richard Land, and Jim Leahy

JCIR (212) 835-8500

affinity@jcir.com

Forward-Looking Statements

Portions of this report may constitute “forward-looking statements and assumptions underlying such forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any such forward-looking statements are made within the “safe-harbor” protections of the PSLRA, should not be relied upon as representing our views as of any subsequent date, and we are under no obligation to, and expressly disclaim any responsibility to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this filing include those regarding approval or completion of any transaction. Such forward-looking statements are based on information available to Affinity as of the date of this report and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks include uncertainty surrounding certain events, including the following: (1) Affinity may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of Affinity may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) Affinity may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (8) the ability to recognize benefits of the transaction; (9) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of Affinity are set forth in its filings with the Securities and Exchange Commission (the “SEC”), including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016.

The stockholders of Affinity and other readers are cautioned not to put undue reliance on any forward-looking statements, which reflect our current beliefs and are based on information available to us as of the date a forward-looking statement is made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. In the event we do update any forward-looking statements, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important information regarding risks and factors that could cause actual results to differ materially from our forward-looking statements may appear in the Company’s SEC filings and reports, which are accessible at www.sec.gov, and which you are advised to consult.

Additional Information

In connection with the proposed transaction, Affinity will file a proxy statement and other materials with the SEC. AFFINITY URGES INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AFFINITY AND THE PROPOSED TRANSACTION. Investors may obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Affinity at http://www.sec.gov, the SEC’s free internet site.

Affinity and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information regarding the executive officers and directors of Affinity is included in the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 8, 2016 with respect to the 2016 Annual Meeting of the Stockholders of the Company. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.